UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2020

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 31, 2020, Jorge Trabanco, Executive Vice President and Chief Accounting Officer, retired from Amerant Bancorp Inc. (“Amerant” or the “Company”). As previously reported, on October 9, 2020, the Board of Directors of the Company adopted a voluntary early retirement plan (the “Voluntary Plan”) for certain eligible long-term employees and Mr. Trabanco elected to participate in the Voluntary Plan. Consistent with the Company’s effort to streamline operations and better align its operating structure with its business activities, the Company has determined to eliminate the position of Chief Accounting Officer and create a new Controller position, which will be responsible for, among other matters, overseeing the Company’s accounting and reporting functions. As more fully described below under Item 5.02.(c) effective January 1, 2021, Armando Fleitas, started serving as Controller.

(c) Effective January 1, 2021, Armando Fleitas began serving as Senior Vice President and Controller of the Company. The following is a summary of Mr. Fleitas' business experience.

Armando Fleitas, 44, joined Amerant in 2010, serving in various management positions in the financial reporting area, including most recently as Senior Vice President and Financial Reporting Manager. In this role, he has been responsible for overseeing the preparation of consolidated and stand-alone statutory financial statements, the quarterly and annual reports on Forms 10-Q and 10-K of the Company filed with the Securities and Exchange Commission, as well as overseeing the Company’s internal controls over financial reporting function and, more recently, the vendor management function. Mr. Fleitas began his career in 1996 at PricewaterhooseCoopers (PwC) Venezuela, transitioning in 2003 to PwC in the US. At PwC, he held various roles in the areas of audit and accounting consulting services primarily serving customers in the financial services industry. Mr. Fleitas earned a bachelor’s degree in accounting from Universidad Católica Andrés Bello in Caracas, Venezuela, in 1998 and a master’s degree in accounting from the Huizenga School of Business and Entrepreneurship at Nova Southeastern University, Fort Lauderdale, USA, in 2011. He is a Certified Public Accountant (CPA) in the United States (NH-2005-active, NY-2010-inactive), and in Venezuela (2006). He holds a Chartered Global Management Accountant (CGMA) designation and is a member of the Florida Institute of Certified Public Accountants (FICPA) and the American Institute of Certified Public Accountants (AICPA).

In his capacity as Senior Vice President and Controller, Mr. Fleitas will also serve as the principal accounting officer of the Company.

There are no arrangements or understandings between Mr. Fleitas and any other persons in connection with his appointment as Senior Vice President and Controller. No family relationship exists between Mr. Fleitas and any of Amerant’s directors or executive officers.

There are no related party transactions in which Mr. Fleitas or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President and Assistant Corporate Secretary